Exhibit 99.1

N E W S   R E L E A S E

                                                              UNITEDHEALTH GROUP

Contact:       John Penshorn
               Director of Capital Markets
               Communications & Strategy
               952-936-7214

               Mark Lindsay
               Director of Public
               Communications & Strategy
               952-992-4297



(For Immediate Release)



                  UNITEDHEALTH GROUP TO COMPLETE ACQUISITION OF
                       MID ATLANTIC MEDICAL SERVICES, INC.

MINNEAPOLIS, MINNESOTA AND ROCKVILLE, MARYLAND (February 10, 2004) - UnitedHealth Group (NYSE: UNH) announced today that it had received all necessary approvals for its division, UnitedHealthcare, to complete its merger with Mid Atlantic Medical Services, Inc (NYSE: MME). Mid Atlantic Medical Services, Inc. (MAMSI) stockholders voted in favor of the transaction at their stockholder meeting earlier today, and the companies will complete their merger promptly at the close of business today.

Under the merger agreement, MAMSI stockholders will receive $18.00 in cash and
0.82 of a share of UnitedHealth Group common stock for each share of their MAMSI common stock.

"We look forward to combining the resources of our companies to advance health and well-being on behalf of employers, consumers and physicians in the mid Atlantic region," stated Dr. Mark Groban, Chairman of the Board of Directors of MAMSI. "We pledge to continue to provide the outstanding service, for which our companies are recognized, to employers, consumers and physicians."

ABOUT THE COMPANIES
-------------------
UnitedHealth Group (www.unitedhealthgroup.com) is a diversified enterprise that provides a full spectrum of resources and services to help people achieve improved health and well-being through all stages of life. UnitedHealth Group is organized into six major businesses: UnitedHealthcare, Uniprise, AmeriChoice, Ovations, Specialized Care Services and Ingenix.

Mid Atlantic Medical Services (MAMSI) is a regional holding company whose subsidiaries include: three health maintenance organizations, MD-Individual Practice Association, Inc. (M.D. IPA), Optimum Choice, Inc. (OCI) and Optimum Choice of the Carolinas, Inc. (OCCI); a preferred provider organization, Alliance PPO, LLC; a life and health insurance company, MAMSI Life and Health Insurance Company (MLH); a coordination of benefits company, Alliance Recovery Services, LLC (ARS); and home care companies such as HomeCall, Inc., FirstCall, Inc., and HomeCall Pharmaceutical Services, Inc.

IMPORTANT MERGER INFORMATION
----------------------------
In connection with the proposed transaction, UnitedHealth Group and MAMSI have filed relevant materials with the Securities and Exchange Commission ("SEC"), including a registration statement that contains a definitive proxy statement/prospectus, which was filed on January 20, 2004. The definitive proxy statement/prospectus has been sent to holders of MAMSI common stock. Holders of MAMSI common stock are urged to read the definitive proxy statement/prospectus and any other relevant materials filed by UnitedHealth Group or MAMSI with the SEC because they contain, or will contain, important information about UnitedHealth Group, MAMSI and the transaction. The definitive proxy statement/prospectus is available for free (along with any other documents and reports filed by UnitedHealth Group and MAMSI with the SEC) at the SEC's website, www.sec.gov. In addition, you may obtain documents filed with the SEC by MAMSI free of charge by requesting them in writing from Mid Atlantic Medical Services, Inc., 4 Taft Court, Rockville, Maryland, 20850, Attention: Corporate Secretary, or by telephone at (301) 762-8205. You may obtain documents filed with the SEC by UnitedHealth Group free of charge by requesting them in writing from UnitedHealth Group Incorporated, UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary, or by telephone at (952) 936-1300.

MAMSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MAMSI common stock in connection with the proposed transaction. Information about the ownership of MAMSI common stock by directors and executive officers of MAMSI, as well as additional information regarding the interests of such participants, is set forth in the definitive proxy statement/prospectus.

UnitedHealth Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MAMSI common stock in connection with the proposed transaction. Information about the directors and executive officers of UnitedHealth Group, as well as additional information regarding the interests of such participants, is set forth in the definitive proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS
--------------------------
This document may contain statements, estimates or projections that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

                                       ###